Exhibit 99.1

Lipella Pharmaceuticals Announces $2 Million Private Placement Priced At-The-Market Under Nasdaq Rules

Pittsburgh, PA October 24, 2023 – Lipella Pharmaceuticals Inc. (Nasdaq: “LIPO”) (“Lipella,” “our,” “us” or the “Company”), a clinical-stage biotechnology company addressing serious diseases with significant unmet need, today announced the entry, on October 23, 2023, into definitive agreements for the purchase and sale, in a private placement transaction priced at-the-market under Nasdaq rules, ofpre-funded warrants to purchase up to an aggregate of 1,315,790 shares and warrants to purchase up to an aggregate of 1,315,790 shares. The purchase price for each pre-funded warrant and accompanying warrant is $1.519.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants will have an exercise price of $1.40 per share, will be immediately exercisable upon issuance, and will expire three years from the date of issuance. The offering is expected to close on or about October 25, 2023, subject to the satisfaction of customary closing conditions.

The gross proceeds to Lipella from the private placement are expected to be approximately $2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds for working capital and for general corporate purposes.

The offer and sale of the securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, and such securities, along with the shares of common stock underlying the warrants and pre-funded warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the securities issued in the private placement and the shares of common stock underlying the warrants and pre-funded warrants, may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company has agreed to file an initial registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock underlying the warrants and pre-funded warrants, no later than seven business days following the date of the definitive agreements and to have the registration statement declared effective no later than 75 days following the date of the definitive agreements in the event of a “full review” by the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Lipella Pharmaceuticals

Lipella is a clinical-stage biotechnology company focused on developing new drugs by reformulating the active agents in existing generic drugs and optimizing these reformulations for new applications. Additionally, Lipella maintains a therapeutic focus on diseases with significant, unaddressed morbidity and mortality where no approved drug therapy currently exists. Lipella completed its initial public offering in December 2022. For more information, please visit www.lipella.com or LinkedIn.

Forward-Looking Statements

This press release includes certain “forward-looking statements.” All statements, other than statements of historical fact, included in this press release regarding, among other things, the closing of the private placement, the satisfaction of the closing conditions of the the private placement, and the use of net proceeds from the private placement, as well as our strategy, future operations, financial position, prospects, pipeline and opportunities, sources of growth, successful implementation of our proprietary technology, plans and objectives are forward-looking statements. Forward-looking statements can be identified by words such as “may,” “will,” “could,” “continue,” “would,” “should,” “potential,” “target,” “goal,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “predicts,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding future events and financial trends that we believe may affect among other things, market and other conditions, our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. There are risks, uncertainties and other factors, both known and unknown, that could cause actual results to differ materially from those in the forward-looking statements which include, but are not limited to, the satisfaction of customary closing conditions relating to the private placement, risks related to the effective application of the use of proceeds from the private placement, general capital market risks, regional, national or global political, economic, business, competitive, market and regulatory conditions, and other factors. Any forward-looking statement made by us is based upon the reasonable judgment of our management at the time such statement is made and speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. In addition, the information contained in this press release is as of the date hereof, and the Company has no obligation to update such information, including in the event that such information becomes inaccurate. You should not construe the contents of this press release as legal, tax and financial advisors as to legal and related matters concerning the matters described herein.

CONTACT

Dr. Jonathan Kaufman, CEO

Lipella Pharmaceuticals

Info@Lipella.com

1-412-894-1853

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com